                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CARAUSTAR INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             (CARAUSTAR LETTERHEAD)

                                                                  March 12, 1998

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Caraustar Industries, Inc. The meeting will be held on Wednesday, April 15, 1998, at 9:00 A.M. at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia.

The primary business of the meeting will be the election of directors, approval of Caraustar's 1998 Key Employee Incentive Compensation Plan and the ratification of the selection of independent public accountants, as more fully explained in the enclosed proxy statement.

During the meeting, we will also report to you on the condition and performance of Caraustar and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters that affect the interest of all shareholders.

We hope to see you on April 15, 1998. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest and support of Caraustar.

Sincerely yours,

CARAUSTAR INDUSTRIES, INC.

/s/ Russell M. Robinson, II                          /s/ Thomas V. Brown
Russell M. Robinson, II                              Thomas V. Brown
Chairman of the Board                                President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD WEDNESDAY, APRIL 15, 1998

The Annual Meeting of Shareholders of Caraustar Industries, Inc. ("Caraustar") will be held on Wednesday, April 15, 1998, at 9:00 A.M., at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia for the following purposes:

     1. To elect three Class III directors to serve until the 2001 Annual Meeting of Shareholders.

     2. To consider and act on a proposal to approve Caraustar's 1998 Key Employee Incentive Compensation Plan.

     3. To consider and act on a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 20, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Marinan R. Mays
                                          Marinan R. Mays
                                          Corporate Secretary and Manager,
                                             Administrative Services

March 12, 1998

PLEASE COMPLETE AND RETURN THE ENCLOSED APPOINTMENT OF PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR APPOINTMENT OF PROXY AND VOTE YOUR OWN SHARES.

                           CARAUSTAR INDUSTRIES, INC.
                             3100 WASHINGTON STREET
                             AUSTELL, GEORGIA 30106

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The following statement, first mailed on or about March 12, 1998, is furnished in connection with the solicitation by the Board of Directors (the "Board") of Caraustar Industries, Inc. (the "Company") of proxy appointment forms to be used at the Annual Meeting of Shareholders of the Company to be held on April 15, 1998, at 9:00 A.M., at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia and at any adjournment or adjournments thereof.

     Please complete, date and sign the accompanying proxy appointment form and return it to ensure that your shares are voted at the meeting. You may revoke the appointment of proxy at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, a properly executed appointment of proxy of a later date, or by attending the meeting and electing to vote in person. All shares represented by valid proxy appointment forms received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will vote in favor of the election to the Board of Directors of the three Class III director nominees named in this Proxy Statement, a proposal to approve the Company's 1998 Key Employee Incentive Compensation Plan (the "1998 Incentive Plan"), and a proposal to ratify action taken by the Board of Directors in selecting Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for the year ending December 31, 1998.

     The Company will bear the entire cost of preparing this Proxy Statement and of soliciting the enclosed proxy appointment forms. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers and other record holders to send proxy appointment forms and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxy appointment forms from shareholders, either personally or by telephone, telegram or special letter. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation at an estimated cost of $7,500.

     February 20, 1998 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only record holders of the Company's Common Shares, $.10 par value (the "Common Shares") at the close of business on February 20, 1998 will be entitled to notice of and to vote at the meeting.

     The number of outstanding Common Shares entitled to vote as of the record date was 25,281,340. Each Common Share is entitled to one vote. In accordance with North Carolina law and the Company's bylaws, a majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum for the election of directors, approval of the 1998 Incentive Plan and the ratification of the selection of accountants. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. The proposal to approve the 1998 Incentive Plan and the selection of auditors will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Thus, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposals.

                                SHARE OWNERSHIP

     As of March 3, 1998, the only class of voting securities the Company had issued and outstanding was its Common Shares. On that date there were 25,282,840 Common Shares outstanding. The following table sets forth the names of, and the numbers and percentages of Common Shares beneficially owned as of March 3, 1998 by: (a) each person known to the Company to own beneficially 5% or more of the Company's outstanding Common Shares; (b) each director and nominee; (c) each executive officer of the Company identified below in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group. A "beneficial owner" of Common Shares is a person who has either the voting or investment power, or both, alone or shared with others, over such Common Shares. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his or her name, unless noted otherwise.

                                                              SHARES BENEFICIALLY OWNED
                                                              --------------------------
NAME AND ADDRESS+ OF BENEFICIAL OWNER                          NUMBER(1)        PERCENT
-------------------------------------                         -----------      ---------
The Capital Group Companies, Inc.(2)........................   1,539,300          6.1%
333 South Hope Street
Los Angeles, California 90071
Maxine Francis Forrest(3)...................................   1,445,314          5.7%
P.O. Box 115
Austell, Georgia 30168
Thomas V. Brown(4)..........................................     208,783           *
Bob M. Prillaman............................................     163,360           *
Jimmy A. Russell............................................     125,061           *
Russell M. Robinson, II(5)..................................     108,400           *
Ralph M. Holt, Jr...........................................      95,242           *
H. Lee Thrash, III(6).......................................      93,552           *
James L. Walden.............................................      59,500           *
Edward G. Schmitt...........................................      57,453           *
John D. Munford.............................................       5,855           *
James E. Rogers.............................................       5,470           *
James H. Hance, Jr.(7)......................................       5,470           *
Directors and Executive Officers as a group (14 persons)....   2,414,747          9.5%

---------------

 + Addresses are furnished only for each person known to the Company to own beneficially 5% or more of the Company's outstanding Common Shares.
(1) Includes the following shares subject to stock options exercisable within 60 days after March 3, 1998: Mr. Brown -- 118,158; Mr. Walden -- 29,500; Mr. Russell -- 11,375; Mr. Thrash -- 10,500; Mr. Schmitt -- 9,875; Ms.
    Forrest -- 3,000; Mr. Robinson -- 3,000; Mr. Holt -- 3,000; Mr. Rogers -- 3,000; Mr. Hance -- 3,000; Mr. Munford -- 3,000; Directors and Executive Officers as a group -- 206,783.
(2) Based on a Schedule 13G filed with the Company on or about February 10, 1998. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported above. The investment management companies provide investment advisory and management services for their respective clients, which include registered investment companies and institutional accounts. The Capital Group Companies, Inc. does not have investment power or voting power over any of the securities reported above; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.
(3) Includes 71,279 shares registered in the name of Mrs. Forrest's husband, over which Mrs. Forrest disclaims beneficial ownership, 142,438 shares held by Mrs. Forrest in trust for herself under an agreement with her mother, 465,434 shares held by Mrs. Forrest as trustee or custodian for certain family members and 360,000 shares held by The Lucille P. and Edward C. Giles Foundation, over which Mrs. Forrest has shared voting and investment power.

(4) Includes 24,200 shares registered in the name of Mr. Brown's wife.
(5) Includes 46,890 shares registered in the name of Mr. Robinson's wife.
(6) Includes 4,434 shares held by Mr. Thrash as custodian for his children and 148 shares held in his wife's Individual Retirement Account.
(7) Includes 2,000 shares held in a family partnership, over which Mr. Hance has shared voting and investment power.
  * Denotes ownership of less than 1% of the Company's Common Shares.

                               SHAREHOLDER RETURN

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Shares for the years 1993 through 1997 with (a) the cumulative total return of the S&P 400 Index and (b) the cumulative total return of the S&P Paper & Forest Products Index. All cumulative returns assume the investment of $100.00 in each of the Company's Common Shares, the S&P 400 Index and the S&P Paper & Forest Products Index on December 31, 1992 and assume the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG CARAUSTAR INDUSTRIES, INC., S&P 400 INDEX &
       S&P PAPER & FOREST PRODUCTS INDEX FOR THE YEARS 1993 THROUGH 1997

                                                                             S&P PAPER &
                                                                               FOREST
        MEASUREMENT PERIOD                                                    PRODUCTS
      (FISCAL YEAR COVERED)             CARAUSTAR           S&P 400             INDEX
12/31/92                                       100.00             100.00             100.00
12/31/93                                        91.59             109.15             110.24
12/31/94                                       124.09             113.40             114.90
12/31/95                                       114.06             152.66             126.47
12/31/96                                       193.05             187.80             139.91
12/31/97                                       202.72             246.00             149.98

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 9 members and is divided into 3 classes (I, II and III). Each newly elected class of directors will serve terms of three years. The term of office for incumbent Class III directors will expire at the 1998 Annual Meeting. The incumbent Class III directors are James
H. Hance, Jr., John D. Munford and James E. Rogers.

     It is intended that the persons named in the accompanying proxy appointment form will vote only for the three nominees for Class III director, except to the extent authority to so vote is withheld with respect to one or more nominees. Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted for the election of a substitute nominee selected by the persons named in the proxy appointment form.

     During 1997 the Board of Directors held 7 meetings and on 2 occasions acted by unanimous written consent.

     The Board of Directors maintains an Audit Committee, on which Mrs. Forrest and Messrs. Hance, Holt (chairman) and Rogers serve. The Audit Committee reviews the results and scope of each audit, the service provided by the Company's independent accountants and related-party transactions. The Audit Committee met 3 times in 1997.

     The Board of Directors also has a Compensation and Employee Benefits Committee, on which Mrs. Forrest and Messrs. Munford and Rogers (Chairman) serve. The Compensation and Employee Benefits Committee establishes and reviews the compensation criteria and policies of the Company, administers the Company's 1993 Key Employees' Share Ownership Plan and Incentive Bonus Plan and will administer the Company's 1998 Incentive Plan. The Compensation and Employee Benefits Committee met 3 times in 1997.

     Each director who is not an employee or former employee of the Company is being paid (in quarterly installments) an annual retainer fee of $15,000 for serving as a director. A non-executive Chairman of the Board is paid an annual retainer fee of $50,000. Under the Company's 1996 Director Equity Plan, half of these annual retainers are paid in Common Shares, and each such director receives an annual grant of options to purchase 1,000 Common Shares valued at the closing price of such shares on the last business day preceding the date of grant. The chairmen of the Audit Committee, Compensation and Employee Benefits Committee and Executive Committee also receive an annual retainer fee of $3,000. Additionally, all directors who are not employees of the Company are paid a fee of $1,500 per meeting for attending meetings of the Board of Directors, $500 for participation in a telephonic Board meeting, $750 per committee meeting attended and $250 per committee meeting by telephone conference. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors.

     The Board of Directors makes nominations for director candidates as permitted by the Company's Bylaws. Section 3 of Article III of the Company's Bylaws prescribes the procedure a shareholder must follow to make nominations for director candidates. Shareholder nominations for director will be considered at an annual meeting or any other meeting at which an election is to be held if the shareholder delivers to the Secretary of the Company, not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held, a notice setting forth the information specified in Section 3 of Article III of the Company's Bylaws. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

     Each director and nominee's name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the corporation in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company and directorships in other publicly held companies are set forth below. None of the following nominees or directors is related (as first cousin or closer) by blood, marriage or adoption to any other nominee, director or person who may be deemed to be an executive officer of the Company.

                               CLASS I DIRECTORS

                (Incumbents to Serve Until 1999 Annual Meeting)

     THOMAS V. BROWN (57), PRESIDENT AND CHIEF EXECUTIVE OFFICER, CARAUSTAR INDUSTRIES, INC. Mr. Brown has served as President of the Company since January 1991 and as its Chief Executive Officer since October 1991. He has served as a director since April 1991. Prior to joining the Company, Mr. Brown served as the Vice President and General Manager, Industrial Packaging Division, of Jefferson Smurfit Corporation, a recycled paperboard manufacturer, from October 1986 through December 1990.

     MAXINE FRANCIS FORREST (47). Mrs. Forrest has served on the Board of Trustees of Brevard College since 1988; on the Board of Trustees of the Cleveland County Community Foundation, a charitable organization, since 1989, and as Vice Chairman during 1993 and as Chairman during 1994 and 1995; on the Board of Trustees of Cleveland Regional Medical Center since 1995; and on the Board of Directors of Hospice of Cleveland County since 1997. Mrs. Forrest also serves as President of the Lucille P. and Edward C. Giles Foundation, a charitable organization that makes educational scholarship grants exclusively for the benefit of the children and descendants of the Company's employees. Mrs. Forrest has served as a director of the Company since April 1990. Mrs. Forrest also is the granddaughter of the late Mr. Ross Puette, the Company's founder.

     RALPH M. HOLT, JR. (66), CHAIRMAN AND CHIEF EXECUTIVE OFFICER, HOLT HOSIERY MILLS, Burlington, North Carolina, a hosiery manufacturer. Mr. Holt has been a director of the Company since April 1986, and has been the Chairman and Chief Executive Officer of Holt Hosiery Mills since 1967.

                               CLASS II DIRECTORS

                (Incumbents to serve until 2000 Annual Meeting)

     BOB M. PRILLAMAN (65), SENIOR VICE PRESIDENT, CARAUSTAR INDUSTRIES, INC. Mr. Prillaman has served as Senior Vice President of the Company from 1980 until his retirement effective March 1, 1998 and as a director since 1980. Mr. Prillaman has been employed by the Company or its predecessors since 1969.

     RUSSELL M. ROBINSON, II (66), ATTORNEY AT LAW, ROBINSON, BRADSHAW & HINSON, P.A., Charlotte, North Carolina, a law firm. Mr. Robinson has been engaged in the private practice of law since 1956 and is a shareholder, officer and director of Robinson, Bradshaw & Hinson, P.A. Mr. Robinson has been a director of the Company since December 1992, and has served as Chairman of the Board of Directors of the Company since April 1995. Mr. Robinson also serves as a director of Cadmus Communications Corporation and Duke Energy Corporation.

     H. LEE THRASH, III (47), VICE PRESIDENT, PLANNING AND DEVELOPMENT, AND CHIEF FINANCIAL OFFICER, CARAUSTAR INDUSTRIES, INC. Mr. Thrash has been employed by the Company since 1983 and has served as Vice President and Chief Financial Officer of the Company since 1986 and as a director since 1987.

                              CLASS III DIRECTORS

           (Nominees for election to serve until 2001 Annual Meeting)

     JAMES H. HANCE, JR. (53), VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER, NATIONSBANK CORPORATION, Charlotte, North Carolina, a bank holding company. Mr. Hance has served as Vice Chairman and Chief Financial Officer of NationsBank Corporation since October 1993, and as Chief Financial Officer since August 1988. Prior to joining NationsBank Corporation (formerly NCNB Corporation) in March 1987, Mr. Hance, a certified public accountant, spent 17 years with the public accounting firm of Price Waterhouse in Philadelphia and Charlotte. Mr. Hance is also a director of NationsBank Corporation, Family Dollar Stores, Inc., Lance, Inc. and Summit Properties, Inc. Mr. Hance has been a director of the Company since November 1995.

     JOHN D. MUNFORD (70), VICE CHAIRMAN (RETIRED), UNION CAMP CORPORATION, Franklin, Virginia, a paper and forest products company. Mr. Munford served as Executive Vice President of the fine papers group of Union Camp Corporation from 1984 until April 1991 and thereafter as Vice Chairman of the board of directors of Union Camp Corporation until August 1993. During his 42 years of employment with Union Camp Corporation, Mr. Munford held management positions in both sales and operations. Mr. Munford has been a director of the Company since November 1994. Mr. Munford also serves as a director of Cadmus Communications Corporation, Pulaski Furniture Corporation and Universal Corporation.

     JAMES E. ROGERS (52), PRESIDENT, SCI INVESTORS INC., Richmond, Virginia, a private equity investment firm. Mr. Rogers has been President of SCI Investors Inc. since April 1993. From 1993 to 1996, Mr. Rogers also served as Chairman of Custom Papers Group, Inc., a paper manufacturing company. From 1991 to 1993, Mr. Rogers served as President and Chief Executive Officer of Specialty Coatings International, Inc., a manufacturer of specialty paper and film products. Prior to that time, Mr. Rogers was Senior Vice President, Group Executive of James River Corporation, a paper and packaging manufacturer. Mr. Rogers has been a director of the Company since November 1993. Mr. Rogers also serves as a director of Wellman, Inc. and Owens & Minor, Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its executive officers and directors and any greater than 10% beneficial owners (the Company is aware of none) were complied with.

                             EXECUTIVE COMPENSATION

     Compensation Committee Report. The Company's Compensation and Employee Benefits Committee (the "Compensation Committee") considers and makes recommendations to the Board of Directors with respect to the compensation of the chief executive officer and management incentive plans, sets and adjusts salaries for the Company's other officers, and administers the Company's stock option and incentive bonus plans. Set forth below is the Compensation Committee's report on its actions and policies with regard to the compensation of Thomas V. Brown, the Company's Chief Executive Officer, and the Company's executive officers generally.

COMPENSATION POLICIES

     The Compensation Committee's policies with regard to senior officer compensation are (1) to pay appropriate base salaries based on reviews of base salaries paid to executives in comparable companies and evaluations of individual responsibilities and performance, (2) to provide long-term incentives and encourage investment in the Company's shares by granting stock options and other stock-based awards, and (3) to tie compensation to Company performance through an annual incentive bonus plan. The Compensation Committee regularly reviews compensation paid to executives in other comparable companies and uses surveys produced by Hewitt & Associates and the Paper Industry Compensation Association as its principal resources in this regard.

BASE SALARY

     Base salary is a primary component of the Company's officer compensation arrangements. Executive officer salaries are administered by the Compensation Committee to ensure they remain competitive with those of companies of comparable revenues and similar industries. As stated above, the Company periodically engages compensation consultants and surveys industry data for this purpose. Based on its review of the survey data, the Compensation Committee approved certain base salary increases for 1997 for the Company's senior officers and recommended an increase, which the Board approved, in Mr. Brown's base salary from $445,000 to $510,000.

LONG TERM INCENTIVES

     The Compensation Committee believes that share ownership by executives is important to align the interests and outlook of executives with those of the shareholders. The Company's 1993 Key Employees' Share Ownership Plan, which expired on December 31, 1997, provided for awards of stock options and stock purchase rights and provided that, in making awards, the Compensation Committee should give particular consideration to employees who have taken advantage of opportunities to increase their share ownership. During 1997, the Compensation Committee granted to employees stock options, stock purchase rights and accompanying bonus share rights with respect to an aggregate of 194,945 shares, taking into account each employee's functions, responsibilities and ability to contribute to Company performance. Mr. Brown participated in the Company's 1993 Key Employees' Share Ownership Plan, on the same basis as that of all other participating executives, with the amount of stock options granted to him being substantially the same, in proportion to his base salary, as the amounts granted to other senior executives.

     The Compensation Committee has approved, subject to Shareholder approval at the 1998 Annual Meeting, the Company's 1998 Incentive Plan to replace the 1993 Key Employees' Share Ownership Plan as the Company's stock and annual incentive compensation plan. The principal features of the 1998 Incentive Plan are described under "Approval of the 1998 Key Employee Incentive Compensation Plan" in this proxy statement. The Committee intends to use the 1998 Incentive Plan primarily to make annual cash bonus and stock option awards to participants, with the amount of such awards being based on the extent to which the Company achieves pre-established targets for economic profit (after-tax operating income minus the cost of the Company's debt and equity capital) and earnings per share.

INCENTIVE BONUS PLAN

     The Company has maintained an Incentive Bonus Plan pursuant to which participants received annual bonuses based on Company performance (this Incentive Bonus Plan will be replaced by the 1998 Incentive Plan). Approximately 56 executives participated in this plan in 1997. Each year the Compensation Committee establishes a formula pursuant to which the amount of the bonuses for that year is to be determined, based on some measure or measures of Company performance. For 1997, bonuses under the plan were determined based on the amount by which 1997 net income from continuing operations exceeded 1996 income from continuing operations. Under the 1997 formula, increases in net income from continuing operations of 0%-25% over 1996 levels would yield participant bonuses of 0%-60% of base salary depending upon the exact amount of the increase in net income from continuing operations. Net income from continuing operations for 1997 was approximately $51.1 million, a decrease of 11.7% over 1996, and application of the 1997 bonus formula yielded no bonuses for 1997. Mr. Brown participated in the Company's Incentive Bonus Plan, and, as was the case with the other participants in the Incentive Bonus Plan, received no bonus in 1997. Thus, Mr. Brown's 1997 bonus compensation was dependent upon Company performance to the extent that he received no bonus compensation when the Company achieved no increase in net income from continuing operations.

CORPORATE TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code prohibits publicly held corporations from deducting as an expense for tax purposes the amount by which compensation paid to any of the Company's chief executive officer or four other most highly compensated executive officers exceeds $1,000,000, unless such compensation qualifies as "performance-based." Although the current cash compensation levels of the Company's executives generally remain well below the $1,000,000 limit, and the remaining compensation payable under the Company's 1993 Key Employees' Share Ownership Plan to such executive officers consists of incentive stock options under Section 422 of the Internal Revenue Code, for which the Company generally is not entitled a deduction, the Compensation Committee has considered the implications of Section 162(m) in proposing the 1998 Incentive Plan and intends that the stock option component of compensation payable under the 1998 Incentive Plan will qualify as "performance-based" compensation that is exempt from the Section 162(m) deduction limitations.

                                          COMPENSATION COMMITTEE:

                                            JAMES E. ROGERS, CHAIRMAN
                                            MAXINE FRANCIS FORREST
                                            JOHN D. MUNFORD

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year, no member of the Compensation and Employee Benefits Committee was an employee or officer of the Company. Mr. Russell M. Robinson, II, who is the Chairman of the Board of Directors and was a member of the Compensation and Employee Benefits Committee until his resignation from the Committee in April 1997, is an officer, a director and a shareholder of the firm of Robinson, Bradshaw & Hinson, P.A., which was retained to perform legal services for the Company and its subsidiaries during the last fiscal year. It is anticipated that the firm will continue to provide legal services to the Company and its subsidiaries during the current fiscal year. In light of certain amendments to the Section 16 rules under the Securities Exchange Act of 1934 and the expiration of certain transition rules under Section 162(m) of the Internal Revenue Code, Mr. Robinson resigned from the Compensation and Employee Benefits Committee in April 1997 to ensure that the Compensation Committee would be composed solely of "non-employee directors" for purposes of the Section 16 rules and "outside directors" for purposes of Section 162(m).

     Summary Compensation Table. The following table sets forth information concerning the compensation for the years ended December 31, 1995, 1996 and 1997 for those persons who were, at December 31, 1997, the chief executive officer of the Company and the Company's four other most highly compensated executive officers (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                      COMPENSATION AWARDS
                                                      ANNUAL COMPENSATION           -----------------------
                                               ----------------------------------   RESTRICTED   SECURITIES
                                                                     OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
              NAME AND                          SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     COMPENSATION
         PRINCIPAL POSITION           YEAR       ($)        ($)          ($)           ($)          (#)           ($)
         ------------------           ----     --------   --------   ------------   ----------   ----------   ------------
Thomas V. Brown,....................  1997     $499,167   $      0             --         --(2)    8,000(4)      $4,700(7)
  President and Chief                 1996     $440,833   $320,045             --         --       8,000(5)      $1,560(8)
  Executive Officer                   1995     $420,000   $106,940(1)           --   $13,038(3)    8,000(6)      $1,026(8)
James L. Walden,....................  1997     $296,006   $      0             --         --(9)    4,500(10)     $3,200(12)
  Vice President                      1996     $285,007   $206,915             --         --       4,500(11)         --
                                      1995     $270,400   $ 55,973             --         --       4,500(6)          --
Bob M. Prillaman,...................  1997     $252,471   $      0             --         --(9)    4,500(10)     $3,200(12)
  Senior Vice President               1996     $250,771   $182,060             --         --       4,500(11)         --
                                      1995     $237,492   $ 49,161             --         --       4,500(6)          --
Jimmy A. Russell,...................  1997     $242,287   $      0             --         --(13)   5,000(10)     $3,200(12)
  Vice President                      1996     $223,486   $162,251             --         --       4,000(11)         --
                                      1995     $208,619   $ 43,184             --         --       4,000(6)          --
Edward G. Schmitt...................  1997(14) $213,024   $      0             --         --(15)   4,500(10)     $3,200(12)
  Vice President

---------------

 (1) Pursuant to the Company's Incentive Bonus Plan, 30% of this amount was paid to Mr. Brown in bonus shares rather than cash, valued at the then current market price of the Company's common shares, and a like number of stock purchase rights held by Mr. Brown under the 1993 Key Employees' Share Ownership Plan (the "1993 Share Plan") were cancelled. Mr. Brown also received, without consideration, one restricted bonus share (the value of which is reflected in the Restricted Stock Awards column) for each two bonus shares awarded. Although the restricted bonus shares are fully vested and pay dividends at the normal rate upon issuance, they are subject to certain forfeiture and transfer restrictions under the terms of the 1993 Share Plan and Incentive Bonus Plan.
 (2) As of December 31, 1997, Mr. Brown held a total of 13,350 restricted common shares valued at $457,238.
 (3) Amount represents the fair market value on the date of issuance of 596 restricted bonus shares. See footnote 1.
 (4) Amount represents a grant of incentive options under the 1993 Plan. All such options are currently unvested, but will vest over four years beginning on February 5, 2000 in annual increments of approximately 14%, 41%, 41% and 4%.
 (5) Amount represents a grant of incentive options under the 1993 Plan. Such stock options are currently 18% vested, and will continue vesting over two years on February 2 of 1999 and 2000 in annual increments of approximately 39% and 43%, respectively.
 (6) Amount represents a grant of incentive options under the 1993 Share Plan. Such stock options are currently approximately 50% vested, and will continue vesting at the approximate rate of 25% per year on June 6 of each year through 1999.
 (7) Amount includes $3,200 in employer matching contributions under the Company's 401(k) Plan and $1,500 representing the portion of term life insurance premiums paid by the Company on terms not otherwise available to all salaried employees.
 (8) Amount represents the portion of term life insurance premiums paid by the Company on terms not otherwise available to all salaried employees.
 (9) As of December 31, 1997, this Named Officer held a total of 7,500 restricted common shares valued at $256,875.
(10) This amount represents a grant of incentive options under the 1993 Share Plan. Such options are currently 25% vested, and will continue vesting at a rate of 25% per year on each February 5 through 2001.
(11) Amount represents a grant of incentive options under the 1993 Share Plan. Such stock options are currently 50% vested, and will continue vesting at the rate of 25% per year on February 2 of each year through 2000.
(12) Amount includes $3,200 in employer matching contributions under the Company's 401(k) plan.
(13) As of December 31, 1997, Mr. Russell held a total of 5,850 restricted common shares valued at $200,363.
(14) Mr. Schmitt did not become an executive officer of the Company until 1997.
(15) As of December 31, 1997, Mr. Schmitt held a total of 5,000 restricted common shares valued at $171,250.

     Option Grants Table. The following table sets forth certain information concerning grants of stock options to the Named Officers during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                      NUMBER OF    % OF TOTAL                             VALUE AT ASSUMED
                                      SECURITIES    OPTIONS                             ANNUAL RATES OF STOCK
                                      UNDERLYING   GRANTED TO   EXERCISE                 PRICE APPRECIATION
                                       OPTIONS     EMPLOYEES    OR BASE                    FOR OPTION TERM
                                       GRANTED     IN FISCAL     PRICE     EXPIRATION   ---------------------
                NAME                     (#)          YEAR       ($/SH)       DATE       5% ($)      10% ($)
                ----                  ----------   ----------   --------   ----------   ---------   ---------
Thomas V. Brown.....................    8,000(1)      4.2%      $30.125       2005      $115,064    $275,608
James L. Walden.....................    4,500(2)      2.4%      $30.125       2005      $ 64,724    $155,030
Bob M. Prillaman....................    4,500(2)      2.4%      $30.125       2005      $ 64,724    $155,030
Jimmy A. Russell....................    5,000(2)      2.6%      $30.125       2005      $ 71,915    $172,255
Edward G. Schmitt...................    4,500(2)      2.4%      $30.125       2005      $ 64,724    $155,030

---------------

(1) This amount represents the number of shares of common stock underlying grants of incentive stock options under the 1993 Share Plan. All of these options are currently unvested, but will vest over four years beginning on February 5, 2000 in annual increments of approximately 14%, 41%, 41% and 4%.
(2) These amounts represent the number of shares of common stock underlying grants of incentive stock options under the 1993 Share Plan. These options are currently 25% vested, and will continue vesting at the rate of 25% per year on February 5 of each year through 2001.

     Option Exercises and Year-End Value Table. The following table sets forth certain information concerning the exercise of stock options by the Named Officers during 1997 and unexercised options held as of December 31, 1997.

                      AGGREGATED OPTION EXERCISES IN LAST
                      FISCAL YEAR AND FY-END OPTION VALUE

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING               VALUE OF
                                                            UNEXERCISED OPTIONS        UNEXERCISED IN-THE-MONEY
                           SHARES ACQUIRED    VALUE            AT FY-END (#)           OPTIONS AT FY-END ($)(1)
                             ON EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                             (#)           ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   --------   -----------   -------------   -----------   -------------
Thomas V. Brown..........      18,750        $604,688     116,698        22,052       $3,310,934      $247,254
                                1,469        $      0
                                  735        $ 21,591
Bob M. Prillaman.........          --              --      11,250        11,250       $  199,125      $122,063
James L. Walden..........          --              --      23,250        15,250       $  397,125      $188,063
Jimmy A. Russell.........      10,000        $251,750       9,125        10,875       $  160,344      $110,281
                               10,000        $178,750
Edward G. Schmitt........          --              --       7,875         9,625       $  138,219      $ 96,720

---------------

(1) The fair market value used for computations in this column was $34.25, which was the closing market price of the Company's Common Shares on December 31, 1997.

     Retirement Plans. Substantially all of the Company's employees participate in a non-contributory defined benefit pension plan. The pension plan provides for retirement, disability and death benefits. Employees who retire at the normal retirement age of 65 and receive their benefits as a single life annuity are entitled to annual pension benefits equal to 1.35% of their average annual compensation multiplied by the number of years of credited service (not greater than 33 years), less .65% of final average annual compensation (up to the taxable wage base as established by the Social Security Administration) for each year of credited service at normal retirement date (not greater than 33 years). Average annual compensation is the highest average compensation received by an employee for any consecutive five-year period during the last 10 consecutive plan years of an employee's participation in the plan. Average annual compensation is defined as an employee's gross wages, excluding fringe benefits and deferred compensation (salary and bonus columns of the Summary Compensation Table less any deferred compensation included in the salary column), and final average compensation is defined as average annual compensation up to the taxable wage base as determined by the Social Security Administration.

     The Company also maintains a Supplemental Executive Retirement Plan ("SERP"), which supplements the Company's pension plan benefits by providing to certain highly compensated employees the additional retirement benefits to which they otherwise would be entitled under the Company's pension plan in the absence of certain limitations imposed by the Internal Revenue Code. The additional benefits payable under the SERP will be based on the same formula as the pension plan, but without regard to the taxable wage base established by the Social Security Administration or the 33-year maximum limit on credited years of service.

     The following table shows the estimated annual benefits payable upon retirement to employees participating in the Company's non-contributory defined benefit pension plan, as supplemented by the SERP, at specified compensation levels and years of service:

              COMBINED RETIREMENT PLANS ESTIMATED ANNUAL BENEFITS

                                              CREDITED YEARS OF SERVICE
AVERAGE ANNUAL   -----------------------------------------------------------------------------------
COMPENSATION       10        15         20         25         30         35         40         45
--------------   -------   -------   --------   --------   --------   --------   --------   --------
$150,000         $18,227   $27,340   $ 36,453   $ 45,567   $ 54,680   $ 63,793   $ 72,907   $ 82,020
 200,000          24,977    37,465     49,953     62,442     74,930     87,418     99,907    112,395
 250,000          31,727    47,590     63,453     79,317     95,180    111,043    126,907    142,770
 300,000          38,477    57,715     76,953     96,192    115,430    134,668    153,907    173,145
 350,000          45,227    67,840     90,453    113,067    135,680    158,293    180,907    203,520
 400,000          51,977    77,965    103,953    129,942    155,930    181,918    207,907    233,895
 450,000          58,727    88,090    117,453    146,817    176,180    205,543    234,907    264,270
 500,000          65,477    98,215    130,953    163,692    196,430    229,168    261,907    294,645

     At December 31, 1997, the estimated credited years of service and average annual compensation under the retirement plans for each of the Named Officers were as follows: Thomas V. Brown, 35 years and $528,463 (credited years of service include term of service with former employer in accordance with Mr. Brown's employment agreement); James L. Walden, 5 years and $340,044; Bob M. Prillaman, 29 years and $150,000 (Mr. Prillaman participates only in the pension plan); and Jimmy A. Russell, 22 years and $246,504; and Edward G. Schmitt, 23 years and $210,390 (credited years of service include term of service with former employer).

     Employment Agreements. The Company entered into an employment agreement, effective January 1, 1991, with Thomas V. Brown. Pursuant to the employment agreement, the annual base salary of Mr. Brown was established for the first year of employment at $350,000. Future increases in such base salary are determined by the Compensation and Employee Benefits Committee. Pursuant to the employment agreement, the Company granted to Mr. Brown options to purchase 120,000 shares of Common Stock at $4.00 per share, which expire January 1, 2001, and which were subject to vesting at a rate of 20% per year over a five-year period. As of December 31, 1997, options for the 120,000 shares were fully vested. Pursuant to the employment agreement, the Company has provided Mr. Brown with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, an annual $5,000 allowance for financial planning and tax preparation services and travel and accident insurance in the amount of $1,000,000.

     Under Mr. Brown's employment agreement, the Company has agreed to pay Mr. Brown an excess benefit to the extent that the pension benefit Mr. Brown would have received under his former employer's benefit plan (assuming Mr. Brown's term of service with his prior employer continued uninterrupted until his termination of service with the Company) exceeds his benefit from the Company. Under this alternate calculation, this benefit is equal to approximately 1.5% of Mr. Brown's annual average compensation (less certain adjustments).

     Mr. Brown's employment agreement runs for an indefinite term, but may be terminated by the Company or Mr. Brown with or without cause upon 60 days' prior notice. Certain terms of the agreement (i) providing for one year's severance pay to Mr. Brown in the event of his termination by the Company without cause and (ii) prohibiting Mr. Brown from competing with the Company for one year following his voluntary termination of employment with the Company expired on January 1, 1996.

     The Company entered into an employment agreement with James L. Walden on January 25, 1993 to establish Mr. Walden's compensation during the first year of his employment. Under the employment agreement, Mr. Walden's base salary for his first year of employment was set at $250,000, with future increases to be determined by the Compensation and Employee Benefits Committee. The agreement also provided Mr. Walden with a guaranteed minimum bonus of 10% of his base salary for the first year and provided that Mr. Walden was eligible for immediate participation in the 1993 Key Employees' Share Ownership Plan and the Company's Incentive Bonus Plan. Pursuant to the employment agreement, the Company granted Mr. Walden options to purchase 20,000 shares of Common Stock at $17.75, the fair market value of such shares on the date of grant. These options expire on February 5, 2003 and are subject to vesting at a rate of 20% per year over a five-year period. Options for these 20,000 shares were fully vested as of February 5, 1998. Under the agreement, the Company also has provided Mr. Walden with term life insurance in an amount equal two times his annual base salary, travel and accident insurance in the amount of $500,000, an annual $5,000 allowance for financial planning and tax preparation services and an allowance for local country club dues of up to $3,000 per year.

         APPROVAL OF THE 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

     The following summary of the 1998 Incentive Plan is qualified in its entirety by reference to the text of the 1998 Incentive Plan, a copy of which may be obtained without charge upon request to the Company, P.O. Box 115, Austell, Georgia 30168, Attention: Marinan R. Mays, Corporate Secretary.

     Purpose. The 1998 Incentive Plan was adopted by the Board to align the interests of participating key employees with the interest of Caraustar's shareholders, encourage equity ownership in the Company by participating key employees, and provide an incentive to participating key employees for continuous employment with the Company.

     Shares Available for Issuance. The 1998 Incentive Plan provides that an aggregate of 1,600,000 Common Shares is authorized for issuance upon exercise of options and restricted share rights awarded under the 1998 Incentive Plan and for the award of unrestricted Common Shares, such number being subject to adjustment for stock splits, stock dividends, and certain other types of recapitalizations. The 1998 Incentive Plan provides that on the date of each annual shareholder meeting during the term of the 1998 Incentive Plan (other than the 1998 Annual Meeting), the number of Common Shares available for issuance under the 1998 Incentive Plan will be increased by an amount equal to 6.3% of the net increase in the number of issued and outstanding Common Shares since the previous annual shareholder meeting, excluding shares issued pursuant to director or employee plans of the Company (including the 1998 Incentive
Plan). In addition, the maximum number of shares available for issuance under the 1998 Incentive Plan will increase by the number of shares subject to stock options awarded as a result of participants' elections to receive such options in lieu of cash Bonus Program awards, as more fully discussed below. In calculating the maximum number of Common Shares issuable under the 1998 Incentive Plan, (i) Common Shares granted outright or issued as a result of the exercise of stock options shall reduce the number of shares issuable, (ii) Common Shares subject to a stock option terminated without the issuance of such shares shall again be available for issuance, but shares of restricted stock that are forfeited and shares subject to restricted share rights terminated without the issuance of such shares shall not be again available for issuance, and (iii) Common Shares received by the Company in connection with the exercise of stock options or in connection with the payment of withholding taxes shall again be available for issuance. The maximum number of shares covered by incentive stock options that may be granted under the 1998 Incentive Plan is 1,600,000.

     Term. No award under the 1998 Incentive Plan shall be exercisable or payable until the shareholders have approved the 1998 Incentive Plan, and no awards shall be granted after April 15, 2003.

     Administration and Participants. The 1998 Incentive Plan will be administered by a committee of two or more directors, which committee initially shall be the Compensation and Employee Benefits Committee of the Board (the "Committee"). The Committee will have full discretionary authority in interpreting the 1998 Incentive Plan. The Committee will select key employees to participate in award programs under the 1998 Incentive Plan. In so selecting key employees to participate, the Committee will consider relevant factors, including the key employee's functions, responsibilities and the value of the employee's past and future services for the Company's profitability and sound growth. There currently are approximately 60 key employees eligible to participate in the 1998 Incentive Plan.

     General Focus. The Committee may grant awards under the 1998 Incentive Plan in the form of stock options, restricted share rights exercisable for shares of restricted stock, Common Shares and cash. While the Committee may make discretionary awards of stock options and restricted share rights to key employees (in the case of options, up to a maximum per key employee per calendar year of options to purchase 10,000 shares), the focus of the 1998 Incentive Plan is to make awards that are contingent upon the attainment of certain measurable Company performance goals. The 1998 Incentive Plan has two such performance award programs: the Stock Option Program (the "Option Program") and the Bonus Award Program (the "Bonus Program"). Grants under the Option Program and Bonus Program are intended to qualify as "performance-based compensation" under the Code.

     Option Program. Under the Option Program, within the first ninety (90) days of a one-year option period (intended to be a calendar year period), the Committee will select key employees to participate for each such option period, and will set an option target for each such participant. Within the first ninety
(90) days of each option period the Committee also will set an option performance matrix for each option period, which matrix, along with a participant's option target, will determine the participant's option period award. The criteria the Committee may use in the option performance matrix include economic profit, return on net assets, return on shareholders' equity, return on assets, return on capital, earnings per share, net earnings, operating earnings and price per share. The Committee intends to use economic profit as the primary performance criterion. Economic profit is a measure of the after-tax operating profit of the Company, less a charge for the cost of all debt and equity capital of the Company. If the minimum economic profit is not met for an option period, no Option Program awards will be made for that period. After the minimum goals are met, a participant's award for an option period will increase as the actual performance increases above the minimum.

     A participant's Option Program award may be paid in incentive stock options (intended to qualify as such under Section 422 of the Code) or non-qualified options, or a combination of both, as determined by the Committee. A participant's Option Program award will be payable in standard options, performance stock options, or a combination of both, as determined by the option performance matrix. Standard stock options have an exercise price equal to the price of a Common Share on the date of grant. Performance options have an exercise price equal to 120% of the share price on the date of grant. The greater the actual performance above the minimum goal for an option period, the more standard options will be granted; the closer the actual performance to the minimum goal, the more performance options will be granted. Stock options issued under the 1998 Incentive Plan will have a vesting schedule determined by the Committee and a term of no longer than ten years, all as set forth in individual stock option agreements.

     Within the first ninety (90) days of the calendar year in which the award is made, a participant may elect to receive up to 50% of the value of his or her Option Program award in the form of restricted share rights. Each restricted share right will allow a participant to receive one share of restricted stock upon the purchase by the participant of two (2) unrestricted Common Shares within 5 years of date of grant of the restricted share right. Restricted stock so issued will have a transfer restriction period to be set by the Committee, currently contemplated to be five (5) years.

     The maximum number of Common Shares covered by options that may be granted pursuant to the Option Program to any participant in any calendar year is 100,000. The Common Shares covered by restricted share rights granted pursuant to the Option Program to any participant in any calendar year may not have a value on the date of grant in excess of $400,000.

     Bonus Program. Under the Bonus Program, the Committee will select key employees to participate for one-year bonus periods (each also intended to be a calendar year). Within the first ninety (90) days of each bonus period, the Committee will establish a bonus performance matrix which, along with the participant's base salary, will determine the participant's award. Like the option performance matrix, the bonus matrix will have performance criteria and minimum goals that must be reached before any award is made. It currently is contemplated that the performance criteria for the bonus period will be the economic profit and earnings per share. If the performance criteria minimum goals are met, a participant will be paid a bonus equal to a certain percentage of the participant's annual base salary, such percentage to increase as actual performance exceeds the minimum goal, up to a maximum of 100% of the participant's annual salary.

     Within the first ninety (90) days of the bonus period to which the award relates, the participant may elect to receive his or her Bonus Program award in the form of fully vested non-qualified stock options, up to a maximum of 50% of the participant's Bonus Program award. In addition, to the extent the participant's Common Share ownership (as defined in the 1998 Incentive Plan) is below the participant's target stock ownership level set by the Committee, the participant must take his or her Bonus Program award in the form of unrestricted Common Stock, up to a maximum of 30% of participant's Bonus Program award.

     The 1998 Incentive Plan provides for partial Bonus Program awards in the event of partial participation in a bonus period but does not provide for such partial Option Program awards.

     Any Option Program and Bonus Program awards for calendar year 1998 will be conditioned upon shareholder approval of the 1998 Incentive Plan.

     Termination of Employment. Upon the termination of a participant's employment upon death or Disability (as defined in the 1998 Incentive Plan), restricted stock awarded to the participant will become unrestricted stock, outstanding stock options awarded to a participant will become fully vested and exercisable for a period of up to one year after the date of termination (up to the original expiration date) and restricted share rights awarded to a participant will become exercisable for up to one year after the date of termination (up to the original expiration date) for unrestricted stock instead of restricted stock.

     In the event of the termination of a participant's employment because of Retirement (as defined in the 1998 Incentive Plan), outstanding restricted shares awarded to the participant will remain outstanding but continue to be restricted, provided that if the participant dies after Retirement but during a restriction period, the restrictions will lapse. With respect to outstanding stock options awarded to a Participant, upon Retirement the options will continue to remain outstanding and will not be affected by the Retirement, provided that in the event the participant dies while options awarded to him are outstanding, such options will become fully vested and exercisable for a period of up to one year after death (up until the original expiration date of the option). Upon a participant's Retirement, outstanding restricted share rights awarded to a participant will not be affected by Retirement, provided that in the event the participant dies while restricted share rights awarded to him are outstanding, such restricted share rights shall be exercisable for a period of up to one year after death (up to the original expiration date of the restricted share right) for unrestricted shares instead of restricted shares.

     In the event of termination of a participant's employment for any reason other than death, Disability or Retirement, any restricted shares awarded to the participant still subject to a restriction period will be forfeited, stock options awarded to the participant will be exercisable only for a period of 90 days after termination and only to the extent exercisable on the date of termination and unexercised restricted share rights will terminate.

     Payment of Option Exercise Price. The option price of an option may be paid in cash, Common Shares, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. In addition, the Committee may permit a participant to elect to pay the option price upon the exercise of a stock option by authorizing a third party to sell Common Shares (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

     Transferability of Awards. Awards may be transferred by a participant by will or the laws of descent and distribution, and awards other than incentive stock options may be transferred by a qualified domestic relations order. In addition, at the discretion of the Committee, awards other than incentive stock options may be transferred to a participant by gift or other transfer to (i) a trust or estate in which the participant or such person's spouse, or other immediate family member or entity owned by such a person, has an exclusive interest, or (ii) the participant's spouse or other immediate family member.

     Amendment and Termination of Plan. The Committee may suspend or terminate the 1998 Incentive Plan without notice. The Committee may amend the 1998 Incentive Plan, but may not, without shareholder approval, adopt any amendment that would require approval of the shareholders pursuant to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code (as it affects "covered employees").

     Other. The 1998 Incentive Plan provides that the Committee may elect to accelerate by individual grant agreement the vesting or exercisability of awards upon a change of control or ownership. At the discretion of the Committee, payment of any award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. Stock based awards will be entitled to receive dividends payable on Common Shares, subject to the Committee's discretion. The Committee intends that all stock based awards under the 1998 Incentive Plan will qualify to the extent possible for exemption from the short-swing profit rules of Section 16 under the Securities Exchange Act of 1934.

     Certain Federal Income Tax Consequences. Certain tax consequences of the 1998 Incentive Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the 1998 Incentive Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

     For federal income tax purposes, the recipient of non-qualified stock options granted under the 1998 Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise.

     There is no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee's retirement from employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     No taxable income is realized upon the receipt of a restricted share right. A key employee to whom restricted stock pursuant to a restricted share right is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless in the case of restricted stock an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the

Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

     Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. It is the Company's policy generally to design the Company's compensation programs to conform with Section 162(m) so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." The Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the 1998 Incentive Plan, so that the deductibility of compensation paid to top executives thereunder is not expected to be disallowed. Shareholder approval of the 1998 Incentive Plan is required for certain awards to qualify as "performance-based" under Section 162(m).

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 INCENTIVE PLAN.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has approved the selection of the firm of Arthur Andersen LLP as independent public accountants to examine the books of the Company and its subsidiaries for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board. The Board recommends that the shareholders vote in favor of ratifying and approving the selection of Arthur Andersen LLP for the purposes set forth above. The Company has been advised by Arthur Andersen LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company's most recent fiscal year.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

     Approval of the proposal requires the affirmative vote of a majority of the Common Shares voted on the proposal. Should the shareholders vote negatively, the Board of Directors will consider a change in auditors for the next year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFYING THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE CURRENT YEAR.

               PROPOSALS FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

     Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that any such proposal must be received by the Secretary of the Company no later than the close of business on November 9, 1998 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting.

                                 OTHER MATTERS

     The Board and officers are not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that the Common Shares represented by the accompanying proxy appointment form will be voted by the persons named in the form in accordance with their best judgment.

     You are cordially invited to attend this year's meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy appointment form, which will, of course, be returned to you at the meeting if you are present and so request.

                                          /s/ RUSSELL M. ROBINSON, II
                                          Russell M. Robinson, II
                                          Chairman of the Board

                                          /s/ THOMAS V. BROWN
                                          Thomas V. Brown
                                          President and Chief Executive Officer

                                (CARAUSTAR LOGO)

                                                                        APPENDIX

REVOCABLE                                  CARAUSTAR INDUSTRIES, INC.
APPOINTMENT                              ANNUAL MEETING OF SHAREHOLDERS
OF PROXY                                  TO BE HELD ON APRIL 15, 1998

  THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby constitutes and appoints Russell M. Robinson, II and Thomas V. Brown as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the common shares of Caraustar Industries, Inc. (the "Company") held of record by the undersigned on February 20, 1998, at the annual meeting of shareholders to be held at the Caraustar corporate headquarters, 3100 Washington Street, Austell, Georgia on April 15, 1998 or any adjournment thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. ELECTION OF THREE CLASS III DIRECTORS.

     [ ]  FOR all nominees listed below
          (except as marked to the contrary below).

     [ ]  WITHHOLD AUTHORITY
          to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

             James H. Hance, Jr.; John D. Munford; James E. Rogers

2. PROPOSAL TO APPROVE THE 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP as the Company's independent public accountants.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

 Continued on reverse side. Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE PROPOSALS UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.

   The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 12, 1998, and revokes all Appointments of Proxy heretofore given by the undersigned.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                DATED:                      1998
                                                      --------------------,

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

                                   APPENDIX A

                           CARAUSTAR INDUSTRIES, INC.
                  1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN


                                    ARTICLE 1

                            PURPOSE AND TERM OF PLAN

         1.1 Purpose. The purposes of this Caraustar Industries, Inc. 1998 Key Employee Incentive Compensation Plan (the "Plan") are to (1) align the interests of participating employees of Caraustar Industries, Inc. ("Caraustar") and its Related Companies (the "Company") with the interests of Caraustar's shareholders by reinforcing the relationship between participants' rewards and shareholder value; (2) encourage equity ownership in Caraustar by participants; and (3) provide an incentive to participants for continuous employment with the Company.

         1.2 Term. This Plan will be effective as of March 10, 1998, subject to the Plan's approval by the shareholders of Caraustar at the 1998 annual shareholders meeting. No Awards shall be exercisable or payable before such shareholder approval of the Plan. Awards shall not be granted under this Plan after April 15, 2003.


                                    ARTICLE 2

                                   DEFINITIONS

         2.1 "1993 Plan" shall mean the Caraustar Industries, Inc. 1993 Key Employees' Share Ownership Plan.

         2.2 "Award" means any form of Stock Option, Restricted Share Right, share of Common Stock or Restricted Stock or cash granted under the Plan to a Participant by the Committee.

         2.3 "Base Salary" shall have the meaning set forth in Section 8.2.

         2.4 "Bonus Formula" shall have the meaning set forth in Section 8.3(b).

         2.5 "Bonus Matrix" shall have the meaning set forth in Section 8.3.

         2.6 "Bonus Period" means the one year periods, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to an Award under the Bonus Award Program.

         2.7 "Caraustar" shall have the meaning set forth in Section 1.1.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         2.9  "Committee" shall have the meaning set forth in Section 5.1.

         2.10 "Common Stock" shall have the meaning set forth in Section 3.1.

         2.11 "Company" has the meaning set forth in Section 1.1.

         2.12 "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

         2.13 "Disability" means a disability under the terms of the Caraustar Industries, Inc. Long-Term Disability plan maintained by the Company or any successor plan thereto.

         2.14 "Economic Profit" means a measure of the after-tax operating profit of the Company less a charge for the cost of all debt and equity capital of the Company.

         2.15 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award. In the case of Stock Options, the Effective Date shall be the date of grant.

         2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         2.17 "Incentive Stock Option" shall have the meaning set forth in
Section 6.2(b).

         2.18 "Key Employee" has the meaning set forth in Article 4.

         2.19 "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Bonus Award or a Stock Option Award if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award.

         2.20 "Non-Qualified Stock Option" shall have the meaning set forth in
Section 6.2(c).

         2.21 "Option Period" means the one year periods, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to an Award under the Option Program.

         2.22 "Option Target Award" means, for an Option Period, the target Award amount, expressed as a number of Stock Options, established for each Participant for the Option Period.

         2.23 "Participant" means any Key Employee who for an Option Period has been selected to participate in the Option Program pursuant to Article 7 or who for a Bonus Period has been selected to participate in the Bonus Program pursuant to Article 8 or who has been selected for an Award of a Non-Qualified Traditional Stock Option or Restricted Share Rights pursuant to Article 9.

         2.24 "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for an Option Period or Bonus Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: Economic Profit, return on net assets, return on shareholders' equity, return on assets, return on capital, earnings per share, net earnings, operating earnings and Common Stock price per share.

         2.25 "Performance Goal" means, for an Option Period or Bonus Period, the one or more goals established by the Committee for the Option or Bonus Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of an Option Period or Bonus Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of an Option Period or Bonus Period would not cause the Awards granted to the Covered Employees for the Option Period or Bonus Period to fail to qualify as "performance-based compensation" under Section 162(m) of the
Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Option Period or Bonus Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and
(c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions and any other circumstances deemed relevant.

         2.26 "Performance Stock Option" shall have the meaning set forth in
Section 6.2(a).

         2.27 "Plan" shall have the meaning set forth in Section 1.1.

         2.28 "Related Companies" means any company during any period in which it is a "parent company" (as that term is defined in Section 424(e) of the Code) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code Section 424(f) of the Code) with respect to Caraustar.

         2.29 "Restricted Share Right" shall have the meaning set forth in
Section 6.4.

         2.30 "Restricted Share Right Percentage" shall have the meaning set forth in Section 7.5.

         2.31 "Restricted Stock" means Common Stock subject to the restrictions set forth in Section 6.3 awarded to a Key Employee pursuant to the exercise of a Restricted Stock Right.

         2.32 "Restriction Period" means the period of time beginning on the Effective Date of an Award of Restricted Stock and ending five (5) year(s) after such date, or such other period as the Committee shall determine in its sole discretion.

         2.33 "Retirement" means a termination of employment from the Company on or after attainment of Normal Retirement Age as defined under the Caraustar Industries, Inc. Defined Benefit Pension Plan, or such other termination of employment from the Company after age 55 specifically approved by the Committee, in its sole discretion, as a "Retirement."

         2.34 "Stock Option" means an Award granted to a Key Employee in the form of a Traditional or Performance Stock Option (either Non-Qualified or Incentive) pursuant to Article 7, 8 or 9.

         2.35 "Stock Option Matrix" shall have the meaning set forth in Section 7.4.

         2.36 "Stock Option Percentage" shall have the meaning set forth in
Section 8.4(c).

         2.37 "Target Ownership Level" for any Participant shall mean the target ownership of shares of Common Stock (Restricted or unrestricted) set by the Committee for such Participant. For purposes of determining a Participant's Target Ownership Level, there shall be counted all shares of Common Stock (restricted or unrestricted) owned by (i) the Participant, the Participant's spouse or dependent children, either directly or indirectly through nominees, including shares held in the Participant's account in the Caraustar Industries, Inc. Employee Savings Plan 401(k) and any IRA account of the Participant and
(ii) any trust over which the Participant has voting control, to the extent such shares were contributed to the trust by the Participant.

         2.38 "Traditional Stock Option" shall have the meaning set forth in
Section 6.2(a).

         2.39 "Underlying Shares" shall have the meaning set forth in Section 6.3(a).

                                    ARTICLE 3

                             SHARES SUBJECT TO PLAN

         3.1 Available Shares.

             (a) Shares of stock which may be issued under the Plan shall be authorized and unissued shares of common stock of Caraustar ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 1,600,000, subject to adjustment as set forth in this Article 3. On the date of each annual Caraustar shareholders meeting during the term of this Plan (other than the 1998 meeting), the number of shares of Common Stock available for issuance under the Plan shall be increased by an amount equal to 6.3% of the net increase in the number of issued and outstanding shares of Common Stock since the previous annual Caraustar shareholders meeting, excluding in each case shares issued pursuant to director or employee benefit plans of the Company (including but not limited to this Plan and the 1993 Plan); provided that in the event the shares available for issuance under this Plan are increased pursuant to this sentence as a result of a share issuance, no adjustment will be made pursuant to Section 3.2 with respect to such share issuance; provided, further, that any reduction in shares outstanding resulting from the receipt by the Company of shares as set forth in Section

3.1(b)(iii) shall not be counted in determining such net increase. In addition, the number of shares of Common Stock available for issuance under the Plan shall be increased by an amount equal to the number of shares covered by Stock Options issued pursuant to Section 8.4.

             (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

                  (i) all the shares of Common Stock and shares of Restricted Stock issued directly or as a result of the exercise of Stock Options and Restricted Share Rights (including the shares, if any, withheld for tax withholding requirements) shall be counted.

                  (ii) any shares of Common Stock subject to a Stock Option that for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares of Restricted Stock that are forfeited or shares subject to Restricted Share Rights terminated without the issuance of shares shall not again be available for issuance under the Plan.

                  (iii) shares of Common Stock received by the Company in connection with the exercise of Stock Options by delivery of other shares of Common Stock, and received in connection with payment of withholding taxes related to Awards under this Plan, shall again be available for issuance under the Plan.

             (c) The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

             (d) The shares of Common Stock available for issuance under the Plan may be newly issued shares, authorized and unissued shares, treasury shares, shares issued and outstanding or shares owned by a Related Company.

         3.2 Adjustment to Shares.

             (a) In General. The provisions of this Subsection 3.2(a) are subject to the limitation contained in Subsection 3.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Caraustar, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In event of any other change in the capital structure or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.

             (b) Covered Employees. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 3.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.


                                    ARTICLE 4

                                   ELIGIBILITY

         Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company ("Key Employees"). In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.


                                    ARTICLE 5

                               PLAN ADMINISTRATION

         5.1 Administration of Plan by Committee. The Plan shall be administered by a committee of two or more members of the Board of Directors of Caraustar selected by the Board (the "Committee"), as constituted from time to time.

         5.2 Authority of Committee.

             (a) The Committee shall have the authority, in its sole discretion and from time to time, to:

                  (i) designate the Key Employees eligible to participate in the Plan;

                  (ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

                  (iii) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including but not limited to an acceleration of the vesting and lapsing of the restrictions of such Award upon a change in control of the ownership of Caraustar; and

                  (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, correct any default, supply any omission and construe any ambiguity in the Plan, accelerate the vesting, exercise or payment of any Award when such action would be in the best interest of the Company and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

             (b) The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions and determinations of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

             (c) No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         5.3 Section 162(m) of the Code. With regard to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code, except as provided in Article 9.

         5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the rules of an applicable stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be resolved by the Committee at any time.


                                    ARTICLE 6

                                 FORMS OF AWARDS

         6.1 In General. Awards under the Plan may be in the form of any one or more of the following:

             (a) Traditional Stock Options (either Non-Qualified or Incentive) as described in Section 6.2(a);

             (b) Performance Stock Options (either Non-qualified or Incentive) as described in Section 6.2(a);

             (c) Restricted Stock, as described in Section 6.3;

             (d) Restricted Share Rights, as described in Section 6.4;

             (e) Shares of Common Stock (unrestricted), as described in Section 8.4(a); and

             (f) Cash, as set forth in Article 8.

         6.2 Stock Options.

             (a) Traditional and Performance Options. Stock Options may be awarded under the Plan in the form of Traditional Stock Options, Performance Stock Options, or a combination of both. The price at which Common Stock may be purchased upon exercise of a Traditional Stock Option shall be 100% of the closing price at which a share of Common Stock trades on the Effective Date of the Traditional Stock Option Award, or the next preceding trading day if such date was not a trading date, on the primary securities exchange on which the Common Stock is then traded. The price at which Common Stock may be purchased upon exercise of a Performance Stock Option shall be 120% of the closing price at which a share of Common Stock trades on the Effective Date of the Performance Stock Option Award, or the next preceding trading day if such date was not a trading date, on the primary securities exchange on which the Common Stock is then traded.

             (b) Incentive Stock Options. Stock Options may be issued in the form of incentive stock options, intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"). To the extent that the aggregate fair market value (determined on the date the Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options first become exercisable by any Participant in any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Options. The maximum number of shares of Common Stock that may be issued under this Plan by Incentive Stock Options shall be 1,600,000.

             (c) Non-Qualified Stock Options. Stock Options may be issued in the form of non-qualified stock options (Stock Options that are not Incentive Stock Options) ("Non-Qualified Stock Options").

             (d) Terms and Conditions of Stock Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. All Stock Options shall expire not later than 10 years after the Effective Date of the grant. Stock Options shall not be repriced, i.e., there shall be no grant of a Stock Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Stock Option(s) that was previously granted to such Participant. The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions, and limitations, if any, of any Award of Stock Options, provided they are not inconsistent with the Plan.

             (e) Exercise. Upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether Restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. Subject to Section 13.12, the Committee may permit a Participant to elect to pay the option price upon the exercise of a Stock Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable Federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

         6.3 Restricted Stock.

             (a) In General. Restricted Stock may be issued by the Company as a result of the exercise of a Restricted Share Right upon the purchase of two additional shares of unrestricted Common Stock, all as more fully set forth in
Section 6.4. The two (2) shares of unrestricted Common Stock purchased by the Participant as a condition precedent to the issuance of a share of Restricted Stock pursuant to a Restricted Share Right shall be the "Underlying Shares" of such share of Restricted Stock; provided that during the Restriction Period of a share of Restricted Stock, the Participant may designate other unrestricted Common Stock held by the Participant as the "Underlying Shares" of such share of Restricted Stock, but only to the extent such unrestricted shares are not then Underlying Shares of any other share of Restricted Stock. The Committee may, at its discretion, require that the certificates representing Underlying Shares be deposited with and held by the Company for the Participant until the restrictions on the related Restricted Stock have lapsed.

             (b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of the Plan and such other terms, conditions, restrictions and limitations as the Committee may establish by way of the Restricted Stock Agreement, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock during the Restriction Period of the Restricted Stock.

                  (ii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement, upon the transfer of any Underlying Shares (if any) of a share of Restricted Stock during an unexpired Restriction Period applicable to such share of Restricted Stock, such share of Restricted Stock shall be forfeited by the holder.

                  (iii) Except as provided in the Restricted Stock Agreement and this Plan, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding shares of the Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement, dividends payable in Common Stock shall be paid in the form of Restricted Stock on which such dividend was paid, held subject to the same conditions and restrictions of the underlying Performance Restricted Stock.

                  (iv) Each Restricted Stock award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

             (c) The Committee may require that the certificates evidencing such shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         6.4 Restricted Share Rights.

             (a) In General. The Committee may grant to any Participant the right ("Restricted Share Right") to acquire one share of Restricted Stock contingent upon the direct purchase of two shares of unrestricted Common Stock (the "Underlying Shares") by the Participant (either by stock option exercise, including stock options granted under this Plan and the 1993 Plan, or purchase of unrestricted shares of Common Stock for full market value).

             (b) Term and Exercise. Each Restricted Share Right shall be fully exercisable on the date of Effective Date of Award of such Restricted Share Right and may be exercised up until the date five (5) years after the Effective Date of the Award of such Restricted Share Right.

             (c) Restricted Share Right Agreement. The award of any Restricted Share Right shall be evidenced by a written Restricted Share Right Agreement, executed by the Company and the holder of the Restricted Share Rights, stating the number of shares of Restricted Stock that may be purchased pursuant to the Restricted Share Rights, and shall provide for any other terms, restrictions and limitations as the Committee deems appropriate.


                                    ARTICLE 7

                              STOCK OPTION PROGRAM

         7.1 In General. Awards may be granted to Key Employees in the form of Stock Options pursuant to this Article 7. These Stock Options may be Incentive Stock Options, Non-Qualified Stock Options or a combination of both as determined by the committee in its sole discretion. All Awards under the Plan issued to Covered Employees in the form of Stock Options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

         7.2 Selection of Key Employee Participants. Within the first 90 days of an Option Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall select those Key Employees who will be Participants for such Option Period. However, designation of a Key Employee as a Participant for an Option Period shall not in any manner entitle the Participant to receive an Award of Stock Options for the Option Period. The entitlement of any Participant to payment of a Stock Option Award for such Option Period shall be decided solely in accordance with the provisions of this Article 7 and the Plan. Moreover, designation of a Key Employee as a Participant for a particular Option Period shall not require designation of such Key Employee as a Participant in any subsequent Option Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Option Period or in any other Option Period.

         7.3 Calculation of Option Target Award. Within the first 90 days of an Option Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall calculate the Participant's Option Target Award for the Option Period then beginning.

         7.4 Procedure for Determining Awards. Within the first 90 days of an Option Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Option
Period:

             (a) the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Option Period and the kind(s) and level(s) of such Performance Goal(s), and

             (b) a Stock Option Matrix detailing the number and combination of Traditional Stock Options and Performance Stock Options to be awarded to the Participant upon the attainment of the Performance Goal(s).

         7.5 Election of Payment in Restricted Share Rights. Each Participant in the Stock Option Plan shall have the right to elect to receive up to fifty percent (50%) of the value of such Participant's Stock Option Award in Restricted Share Rights in lieu of Stock Options, up to a maximum of Restricted Share Rights covering that number of Common Stock with a fair market value on date of grant of $400,000. Such election must be made by written notice to the Company within the first ninety (90) days of the calendar year in which such Stock Option Award is granted, or such earlier date determined by the Committee in its discretion. Such notice shall set forth the percentage (rounded to the nearest ten percent (10%)) of the Participant's Stock Option Award the Participant elects to receive in Restricted Share Rights ("Restricted Share Right Percentage"), and such notice shall be binding on the Participant and shall not be revocable after the date given.

         7.6 Option Program Awards.

             (a) Condition to Receipt of Awards. A Participant must be employed by the Company on the last day of an Option Period to be eligible for an Award with respect to such Option Period.

             (b) Limitation. A Participant shall be eligible to receive Stock Options for an Option Period only if the Stock Option Matrix for such Option Period as applied against such Performance Goals for such Option Period determines that Stock Options have been earned by that Participant.

             (c) Certification. Following the completion of an Option Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Option Period have been achieved and, based upon application of the Performance Matrix to the Performance Goals and a Participant's Option Target Award for such Option Period, also shall calculate and certify in writing for each Participant what number of Traditional Options and Performance Options have been earned for the Option Period and which of such Stock Options are Incentive Stock Options and which are Non-Qualified Stock Options.

             (d) Negative Discretion. In determining the size of an individual Award to be paid for an Option Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the number of Stock Options earned under the Stock Option Matrix for the Option Period if, in its sole discretion, such reduction or elimination is appropriate.

             (e) Timing of Award Payments. The Performance Awards granted by the Committee for an Option Period shall be paid to Participants on or reasonably soon after the certification set forth in Section 7.6(c).

             (f) Payment in Restricted Share Rights and Options. If a Participant has elected (pursuant to Section 7.5) to receive a portion of a Stock Option Award in Restricted Share Rights (in lieu of Stock Options) such Restricted Share Rights shall be granted as follows. The Award for an Option Period (as determined by the certification process set forth in Section 7.6(c), whether paid in Traditional Stock Options or Performance Stock Options, Incentive Stock Options or Non-Qualified Stock Options), shall be converted into a cash value using the Black-Scholes option pricing method, with such calculation being done as of the Effective Date of the Stock Option Award. The Participant shall be granted a number of Restricted Share Rights equal to the quotient of (a) the product of (i) the Restricted Share Right Percentage multiplied by (ii) the cash value of the Stock Option Award so determined, divided by (b) the closing price at which Common Stock trades on the Effective Date of the Stock Option Award, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded (such quotient to be rounded to the nearest whole). The remainder of the Award shall be paid in Stock Options as determined pursuant to Section 7.6(c).

         7.7 Maximum Award Stock Options Per Year Per Participant. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted under this Article 7 to any Participant in any calendar year is 100,000.


                                    ARTICLE 8

                               BONUS AWARD PROGRAM

         8.1 Eligibility. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall select those Key Employees who will be Participants for such Bonus Period. However, designation of a Key Employee as a Participant for a Bonus Period shall not in any manner entitle the Participant to receive a Bonus Award for the Bonus Period. The entitlement of any Participant to payment of a Bonus Award for such Bonus Period shall be decided solely in accordance with the provisions of this Article 8. Moreover, designation of a Key Employee as a Participant for a particular Bonus Period shall not require designation of such Key Employee as a Participant in any subsequent Bonus Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Bonus Period or in any other Bonus Period.

All of the Bonus Awards issued under the Bonus Award Program to Covered Employees are intended to qualify as "performance-based compensation" under
Section 162(m) of the Code.

         8.2 Calculation of Base Salary. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall calculate the Participant's Base Salary for the Bonus Period then beginning. The Base Salary for any Bonus Period shall be the Participant's base salary as of the date the Performance Goal(s) for such Bonus Period is set by the Committee. Once the Base Salary is determined for any Bonus Period, the Base Salary will not change for that Bonus Period.

         8.3 Procedure for Determining Awards. Within the first 90 days of a Bonus Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Bonus
Period:

             (a) the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Bonus Period and the kind(s) and level(s) of such Performance Goal(s); and

             (b) a Bonus Matrix detailing the Bonus Award for each Participant if such Performance Goals are attained. The amount of a Participant's Bonus Award will be calculated from the Bonus Formula for the Bonus Period, which Bonus Formula shall be the product of the Participant's Base Salary and the percentage derived from the Bonus Matrix.

         8.4 Form of Payment of Bonus Award. The form of Bonus Awards shall be determined as follows:

             (a) Unrestricted Shares. In the event on the Effective Date of the Bonus Award the ownership of Common Stock by (i) the Participant, the Participant's spouse and dependent children, either directly or indirectly through nominees, including shares held in such Participant's account in the Caraustar Industries, Inc. Employee Savings Plan (401(k)) and any IRA account of the Participant and (ii) any trust over which the Participant has voting power, to the extent such shares were contributed to the trust by the Participant, is less than the Participant's Target Ownership Level (if applicable to such Participant), then a portion of the Participant's Bonus Award shall be paid in shares of Common Stock, with such number of Common Stock shares equal to the quotient of (a) thirty-percent (30%) of the Participant's Bonus Award divided by
(b) the price at which a share of Common Stock trades on the Effective Date of the Bonus Award, or the next preceding date if such date was not a trading date, on the primary securities exchange system on which the Common Stock is then traded (with such quotient being rounded by the nearest whole); provided that such Participant's Bonus Award shall be paid in shares of Common Stock hereunder only up to the point such Participant reaches his or her Target Ownership Level.

             (b) Election of Payment in Non-Qualified Traditional Stock Options. Each Participant in the Plan shall have the right to elect to receive up to fifty percent (50%) of the Participant's Bonus Award (after application of Section 8.4(a)) in fully vested Non-Qualified Traditional Stock Options in lieu of cash. Such election must be made by written notice to the Company within the first ninety (90) days of the Bonus Period to which such Award relates. Such notice shall set forth the percentage (rounded to the nearest ten percent (10%)) of the Participant's Bonus Award the Participant elects to receive in fully vested Non-Qualified Traditional Stock Options ("Stock Option Percentage"), and such notice shall be binding on the Participant and shall not be revocable after the date given.

             (c) Payment in Stock Options. Bonus Awards for a Bonus Period elected by a Participant to be paid in fully vested Non-Qualified Traditional Stock Options shall be paid as follows. The Stock Option Percentage of a Participant's cash Bonus Award for a Bonus Period (as determined by the certification process set forth in Section 8.5(c) and after application of
Section 8.4(a)), shall be converted into a number of fully vested Non-Qualified Traditional Stock using the Black-Scholes option pricing method, with such calculation being done as of the Effective Date of the Bonus Award. The Participant shall be paid that number of fully vested Non-Qualified Traditional Stock Options.

             (d) Cash. The portion of a Participant's Bonus Award not paid in shares of Common Stock pursuant to Section 8.4(a) or paid in Stock Options pursuant to Section 8.4(c) shall be paid in cash.

         8.5 Payment of Awards.

             (a) Condition to Receipt of Awards. Except as provided in Section 8.6, a Participant must be employed by the Company on the last day of a Bonus Period to be eligible for a Bonus Award for such Bonus Period.

             (b) Limitation. A Participant shall be eligible to receive a Bonus Award for a Bonus Period only if the Bonus Matrix for such Bonus Period determines that all or some portion of the Bonus Award has been earned by that Participant for the Bonus Period.

             (c) Certification. Following the completion of a Bonus Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Bonus Period have been achieved and, based upon application of the Bonus Matrix to the Performance Goals for such Bonus Period and application of the Bonus Formula, also shall calculate and certify in writing for each Participant the Bonus Award earned for the Bonus Period.

             (d) Negative Discretion. In determining the size of an individual Bonus Award to be paid for a Bonus Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Bonus Award earned under the Bonus Matrix (after application of the Bonus Formula) for the Bonus Period if, in its sole discretion, such reduction or elimination is appropriate.

             (e) Timing of Award Payments. The Bonus Awards granted by the Committee for a Bonus Period shall be paid to Participants reasonably soon after the certifications set forth in Section 8.5(c).

         8.6 Termination of Employment During Bonus Period. In the event the employment of a Participant in a Bonus Period terminates because of death, Disability or Retirement prior to the last day of a Bonus Period, the Participant shall receive, if Awards are payable for such Bonus

Period, a pro rata Bonus Award. The amount of the pro rata Bonus Award shall be determined by multiplying the Bonus Award the Participant would have otherwise been paid if he or she had been a Participant for the full Bonus Period by a fraction, the numerator of which is the number of full months he or she was a Participant during such Bonus Period and the denominator of which is twelve
(12). For purposes of this calculation, a partial month of participation shall:
(1) be treated as a full month of participation to the extent a Participant is a Participant in the Bonus Period for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant is a Participant in the Bonus Period for less than 15 days of such month. Such pro rata Bonus Award shall be paid in the form of cash. In the event of Disability or Retirement, the pro rata Bonus Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate. In the event a Participant's employment terminates for any reason other than death, Disability or Retirement, such Participant shall have no right to any Bonus Award for the Bonus Period in which such Participant's employment is terminated.

         8.7 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Bonus Award payable to any Participant for any Bonus Period is the Participant's Base Salary with respect to such Bonus Period; provided further that the maximum Bonus Award payable to any Participant in any calendar year is $1,000,000.


                                    ARTICLE 9

                    STOCK OPTION AND RESTRICTED STOCK GRANTS

         The Committee shall have the right to grant Awards of Non-Qualified Stock Options to a Key Employee as determined in the Committee's discretion, which Awards will not be made under the Stock Option Program or Bonus Award Program. The Committee shall also have the right to grant Awards of Restricted Share Rights as determined in the Committee's discretion, which Awards will not be made under the Stock Option Program, and such grants of Restricted Share Rights may not qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding any provision to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted to any Participant in any calendar year under this Article 9 is 10,000.


                                   ARTICLE 10

                    TERMINATION OF EMPLOYMENT OF PARTICIPANT

         10.1 Termination Because of Death or Disability. If a Key Employee's employment with the Company terminates because of death or Disability, then issued and outstanding Stock Options, Restricted Share Rights and shares of Restricted Stock awarded to such Participant pursuant to this Plan (whether or not then held by the Participant) shall be treated as follows:

              (a) Restricted Stock. To the extent permitted under Rule 16b-3, in the event of the termination of employment of a Participant because of death or Disability, the unexpired

Restriction Period(s) of outstanding Restricted Stock awarded to such Participant shall lapse and such Restricted Stock shall become unrestricted Common Stock.

              (b) Stock Options. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of death or Disability, all of the unexercised and outstanding Stock Options awarded to the Participant under this Plan shall become fully vested and exercisable, and shall remain exercisable for a period of up to one year after the date of such Participant's termination (but in no event beyond the original expiration date of such Stock Option), but otherwise shall be subject to all other restrictions and limitations of such Stock Option.

              (c) Restricted Share Rights. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of death or Disability, all of the unexercised and outstanding Restricted Share Rights awarded to the Participant under this Plan shall remain exercisable for a period of up to one year after the date of such Participant's termination (but in no event beyond the original expiration date of such Restricted Share Rights), provided that such Restricted Share Right shall be exercisable for Shares of unrestricted Common Stock instead of shares of Restricted Stock.

         10.2 Termination Because of Retirement. If a Key Employee's employment with the Company terminates because of Retirement, then issued and outstanding Stock Options, Restricted Share Rights and shares of Restricted Stock awarded to such Participant pursuant to this Plan (whether or not then held by the Participant) shall be treated as follows:

              (a) Restricted Stock. To the extent permitted by Rule 16b-3, in the event of the termination of employment of a Participant because of Retirement, the outstanding shares of Restricted Stock awarded to a Participant shall remain outstanding and the terms of such Restricted Stock shall not be affected by such termination of employment by Retirement; provided that in the event of the Participant's death subsequent to such Retirement, upon the Participant's death, the unexpired Restriction Period(s) of then outstanding Restricted Stock awarded to such Participant shall lapse and such Restricted Stock shall become unrestricted Common Stock.

              (b) Stock Options. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of Retirement, the unexercised and outstanding Stock Options awarded to the Participant shall remain outstanding and the terms of such Stock Options shall not be affected by such termination of employment by Retirement; provided that in the event of the Participant's death subsequent to such Retirement, all of the unexercised and outstanding Stock Options awarded to the Participant under this Plan shall become fully vested and exercisable, and shall remain exercisable for a period of up to one year after the date of such Participant's death (but in no event beyond the original expiration date of such Stock Option), but otherwise shall be subject to all other restrictions and limitations of such Stock Option. Incentive Stock Options awarded to a Participant and not exercised within ninety (90) days of the termination of a Participant's employment because of Retirement will, to the extent required by law, become Non-Qualified Stock Option.

              (c) Restricted Share Rights. To the extent permitted under Rule 16b-3, on the date of a Participant's termination of employment with the Company because of Retirement, all of the unexercised Restricted Share Rights awarded to the Participant under this Plan shall remain outstanding and the terms of such Restricted Share Rights shall not be affected by such termination of employment by Retirement; provided that in the event of the Participant's death subsequent to such Retirement, all of the unexercised and outstanding Restricted Share Rights awarded to the Participant under this Plan shall remain exercisable for a period of up to one year after the date of such Participant's death (but in no event beyond the original expiration date of such Restricted Share Rights) and that such Restricted Share Right shall be exercisable for shares of unrestricted Common Stock instead of shares of Restricted Stock.

         10.3 Termination for any Reason Other Than Death, Disability or Retirement. Upon the termination of Participant's employment by reason other than Death, Disability or Retirement, issued and outstanding Stock Options, Shares of Restricted Stock and Stock Rights awarded to a Participant (whether or not then held by the Participant) shall be treated as follows:

              (a) Restricted Stock. Upon a Participant's termination of employment during an unexpired Restriction Period for any reason other than death, Disability or Retirement, all outstanding shares of Restricted Stock awarded to such Participant still subject to such unexpired Restriction Period shall be forfeited by the holder.

              (b) Stock Options. If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, all of the unexercised and outstanding Stock Options awarded to such Participant shall remain exercisable for a period of up to 90 days after the Participant's termination (but not beyond the original expiration date of such Stock Options) to the same extent as they were exercisable on the date of Participant's termination. The remaining portion of the Stock Option shall be forfeited by the holder.

              (c) Restricted Share Rights. If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, all of the unexercised Restricted Share Rights awarded to the Participant under this Plan shall terminate and shall be forfeited by such Participant.


                                   ARTICLE 11

                        DIVIDEND AND DIVIDEND EQUIVALENT

         If an Award is granted in the form of a Restricted Share Right, Stock Option, shares of Restricted Stock or Common Stock, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments) and at such time(s) as the Committee shall determine. All dividends or dividend equivalents that are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock. The total number of shares available for grant under Section 3.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.


                                   ARTICLE 12

                               DEFERRAL OF AWARDS

         At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.


                                   ARTICLE 13

                                  MISCELLANEOUS

         13.1 Transferability. Except as provided in Section 13.2, any Award under the Plan will be non-transferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by the holder; provided that:

              (a) Awards may be transferred by a Participant by will or the laws of descent and distribution;

              (b) Awards other than Incentive Stock Options may be transferred by a Participant pursuant to a qualified domestic relations order, to the extent permitted by the Committee, either at the time of grant or subsequently; and

              (c) Awards other than Incentive Stock Options may be transferred to a Participant by gift or other transfer to, either (i) a trust in which the Participant or such person's spouse, or other immediate family member, or entity owned by such a person, has an exclusive interest, or (ii) the Participant's spouse, or other immediate family member, in each case to the extent permitted by the Committee, either at time of grant or subsequently.

         13.2 Third Party Exercises. In the event a Participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective Participant with respect to any outstanding grants held by the Participant subsequent to such termination of employment. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distributions under the Plan upon the death of the Participant.

         13.3 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair-market value (as determined by the Committee) equal to the amount of such required withholding taxes.

         13.4 Amendments to Awards. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

         13.5 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agent which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

         13.6 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Caraustar, or, in the case of employment with a Related Company, the Related Company, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

         13.7 Amendment/Termination. The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of Caraustar pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

         13.8 Non-Uniform Determinations. Under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         13.9 Leave of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who takes such leave of absence.

         13.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except as superseded by applicable federal law.

         13.11 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

         13.12 Section 16 of the Exchange Act. In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under any broker or third-party assisted exercise program.

         13.13 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, Caraustar and its Related Companies and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

         13.14 Compliance with Section 162(m). If any provision of the Plan would cause the Awards, other than an Award of Restricted Share Rights pursuant to Article 9, granted to a Covered Person not to qualify as "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

         13.15 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect, provided however that any Bonus Award paid in cash shall be considered compensation for purposes of the Caraustar Industries, Inc. Defined Benefit Pension Plan.